Exhibit 10.3
AMENDMENT NO. 3 TO LIMITED LIABILITY COMPANY AGREEMENT OF
CONA SERVICES LLC
This AMENDMENT NO. 3 TO LIMITED LIABILITY COMPANY AGREEMENT OF CONA SERVICES LLC (this “Amendment”), is entered into this 5th day of August, 2020 by each Person listed on the signature page hereto (individually, a “Party” and collectively, the “Parties”), and made effective as of January 1, 2019.
BACKGROUND
The Parties are parties to that certain Limited Liability Company Agreement of CONA Services LLC (the “Company”), dated as of January 27, 2016, to Amendment No. 1 to the LLC Agreement, effective as of April 2, 2016 (“Amendment No. 1”), and to Amendment No. 2 to the LLC Agreement, effective as of February 22, 2017 (“Amendment No. 2”) (as amended, the “LLC Agreement”).
The Parties wish to amend the LLC Agreement by amending and restating Article VIII of the LLC Agreement as contemplated in Section 8.7 of the LLC Agreement in order to give effect to Section 6223(a) of the Internal Revenue Code of 1986, as amended.
Except as specifically provided herein, all capitalized terms used but not defined in this Amendment have the meanings given to such terms in the LLC Agreement.
In consideration of the premises and the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the LLC Agreement is amended as follows:
1.    Section 1.1 of the LLC Agreement is hereby amended by inserting the following paragraph immediately after the defined term “Adjusted Capital Account Deficit”:
“Adjustment Year” has the meaning set forth in Section 8.7(e).
2.    Section 1.1 of the LLC Agreement is hereby amended by inserting the following paragraph immediately after the defined term “At-Large Voting Members”:
“Authorized Member” has the meaning set forth in Section 8.7(b).
3.    Section 1.1 of the LLC Agreement is hereby amended by inserting the following paragraph immediately after the defined term “Gross Asset Value”:
“Imputed Tax Underpayment” has the meaning set forth in Section 8.7(e)(i).
4.    Section 1.1 of the LLC Agreement is hereby amended by inserting the following two (2) paragraphs immediately after the defined term “Initial Capital Contribution Commitment”:
“IRS” means the United States Internal Revenue Service or any successor agency.
“IRS Adjustment” has the meaning set forth in Section 8.7(e).

5.    The definition of “Partnership Representative” in Section 1.1 of the LLC Agreement is hereby deleted and replaced in its entirety by the following:
“Partnership Representative” has the meaning set forth in Section 8.7(a).
6.    Section 1.1 of the LLC Agreement is hereby amended by inserting the following paragraph immediately after the defined term “Remaining Directors”:
“Reviewed Year” has the meaning set forth in Section 8.7(e).
7.    Article VIII of the LLC Agreement is hereby deleted and replaced in its entirety by the following:
ARTICLE VIII
TAX MATTERS

8.1    Preparation of Tax Returns. The Partnership Representative shall arrange (at the Company’s expense) for the preparation and timely filing of all income tax returns required to be filed by the Company. Each Member and the Company will upon request supply to the Partnership Representative all pertinent information in its possession relating to the operations of the Company necessary to enable the Company’s income tax returns to be prepared and filed. In connection with the filing of the Company’s United States federal income Tax Return, the Company shall provide to each Member a Schedule K-1.
8.2    Tax Elections. The Partnership Representative shall determine whether to make or revoke any available election pursuant to the Code; provided, however, that upon the request of any Member(s) holding a Percentage Interest of at least thirty percent (30%), the Company shall file an election under Section 754 of the Code; and provided further, that the Company shall not elect to be treated as a corporation for any federal, state or local tax purpose without the prior unanimous written consent of the Members; and provided further that the Company will use the “traditional method” (as set forth in Regulations Section 1.704-3(b)) for purposes of eliminating any book-tax differences with respect to any property contributed to the Company by a Member. Each Member will upon request supply any information necessary to give proper effect to such election.
8.3    Tax Matters Partner. The provisions of this Section 8.3 shall apply for taxable years ending on or before December 31, 2017, to the extent that the Board of Directors does not elect for the provisions of Section 8.7 to apply to such tax years. The Board of Directors may designate a Member as the “Tax Matters Partner” of the Company for purposes of Section 6231(a)(7) of the Code (as in effect prior to 2018), subject to the consent of such Member. The Board of Directors may from time to time (i) require that the Tax Matters Partner submit to the Board of Directors for prior approval such actions as may be designated by the Board of Directors, and (ii) replace the Tax Matters Partner with a different Member, subject to the consent of such Member.
8.4    Tax Allocations. All matters concerning allocations for United States federal, state and local and non-United States income tax purposes, including accounting procedures, not expressly provided for by the terms of this Agreement shall be determined in good faith by the Board of Directors.
8.5    Fiscal Year; Taxable Year. Each of the Fiscal Year and the taxable year of the Company shall end on December 31 of each calendar year, unless the Board of Directors shall determine otherwise in compliance with applicable laws; provided that the taxable year of the Company shall end on a different date if necessary to comply with Section 706 of the Code.
8.6    Tax Matters Member and Partnership Representative Indemnity. The Company shall indemnify, defend and hold harmless the Tax Matters Member, the Partnership Representative, any Authorized Member and each of their Affiliates for any and all losses, damages, liabilities, claims, expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement that are brought against or actually and reasonably incurred by them that arise out of or relate to the performance by them of their services pursuant to this Agreement, except that none of the Tax Matters Member, the Partnership Representative, any Authorized Member or any of their Affiliates shall be entitled to be indemnified under this Section 8.6 in respect of any loss, damage, liability, claim, expense, judgment, fine or settlement amount incurred by such Person as a result of its fraud, gross negligence or willful misconduct or intentional and material breach of this Agreement.
8.7    Partnership Representative. The provisions of this Section 8.7 shall apply for taxable years beginning after December 31, 2017 (or any earlier year, if the Board of Directors so elects).
(a)    The Board of Directors shall designate a partnership representative (in such capacity, the “Partnership Representative”) to act under Section 6223 of the Code and in any similar capacity under state, local and/or non-United States law, as applicable. The Board of Directors has initially designated the Chief Financial Officer of the Company to serve as the Partnership Representative. The Partnership Representative may be removed and replaced by the Board of Directors at any time in its sole discretion.
(b)    The Partnership Representative, in consultation with the Company’s finance and audit committee and/or such other committee designated by the Board of Directors, shall be authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and other expenses reasonably incurred in connection therewith. The Partnership Representative may authorize a Member (in such capacity, an “Authorized Member”) to assist the Partnership Representative in representing the Company (at the Company’s expense) in connection with any such tax examination. Each Member agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Partnership Representative shall be authorized to make any available election, to the extent eligible, under Code Sections 6221 through 6241 and take any action he/she deems necessary or appropriate to comply with the requirements of the Code and the conduct of the Company under Code Sections 6221 through 6241, but in each case only with the approval of the Board of Directors.
(c)    The Partnership Representative shall keep all Members reasonably advised on a current basis of any contacts by or discussions with the tax authorities, and the Members shall have the right to observe and participate through representatives of their own choosing (at their sole expense) in any tax proceedings, to the extent permitted by the related tax authority.
(d)    Except as expressly provided otherwise in Article VII, the Members shall have no claim against the Company, the Board of Directors, the Partnership Representative or any Authorized Member for any form of damages or liability as a result of actions taken or remedies pursued by or on behalf of the Company in order to comply with Sections 6221 through 6241 of the Code or similar provisions of state, local and/or non-United States Law.
(e)    In the case of any adjustment by the IRS in the amount of any item of income, gain, loss, deduction, or credit of the Company or any Member’s distributive share thereof (“IRS Adjustment”), the Partnership Representative shall respond to such IRS Adjustment in accordance with this Agreement, as approved by the Board of Directors. “Adjustment Year” means (1) in the case of an adjustment pursuant to the decision of a court, the Company’s taxable year in which the decision becomes final; (2) in the case of an administrative adjustment request, the Company’s taxable year in which the administrative adjustment is made; or (3) in any other case, the Company’s taxable year in which the notice of final partnership adjustment is mailed. “Reviewed Year” means the Company’s taxable year to which the item being adjusted related.
(i)    Payment by the Company. In accordance with Section 6225 of the Code, the Company shall pay an imputed underpayment as calculated under Section 6225(b) of the Code with respect to the IRS Adjustment, including interest and penalties (“Imputed Tax Underpayment”), in the Adjustment Year. The Partnership Representative shall use commercially reasonable efforts to pursue available procedures to reduce any Imputed Tax Underpayment on account of any Member’s tax status and each Member shall promptly comply with any reasonable request made by the Partnership Representative to accommodate such procedures.
(ii)    Issue Adjusted Schedules K-1. Alternatively, with the approval of the Board, the Partnership Representative may elect under Section 6226 of the Code to cause the Company to issue to each Member an adjusted Internal Revenue Service Schedules “K-1” (or such other form as applicable) reflecting such Member’s share of any IRS Adjustment.

(f)    At the direction of the Board of Directors or the Partnership Representative, each Member agrees to take into account its allocable share of the Company’s income (or losses), including any adjustments to tax attributes, resulting from an IRS Adjustment and to pay any tax due as required under Section 6225(c)(2) of the Code, even if an Imputed Tax Underpayment liability of the Company or IRS Adjustment occurs after the Member’s withdrawal from the Company, either by (i) amending its U.S. federal income tax return(s) for the Reviewed Year and for any other affected tax years to include such adjustments or (ii) providing such information for the alternative procedure as required by Section 6225(c)(2)(B) of the Code.
(g)    Each Member does hereby agree to indemnify and hold harmless the Company, the Board of Directors, the Partnership Representative, the Member serving as Tax Matter Partner, and any Authorized Member from and against any liability with respect to the Member’s proportionate share of any Imputed Tax Underpayment or other IRS Adjustment resulting in liability imposed upon the Company under the Code, regardless of whether such Member is a Member in the Company in an Adjustment Year, with such proportionate share as reasonably determined by the Board of Directors, including its reasonable discretion to consider each Member’s interest in the Company in the Reviewed Year and a Member’s timely provision of information necessary to reduce the amount of Imputed Tax Underpayment set forth in Section 6225(c) of the Code. This obligation to indemnify and hold harmless shall survive a Member’s ceasing to be a Member of the Company and/or the termination, dissolution, liquidation and winding up of the Company.
8.    No Other Modifications. Except as expressly set forth in this Amendment, the LLC Agreement shall remain in full force and effect with no further modifications.
9.    Entire Agreement. This Amendment embodies the complete agreement and understanding among the Parties with respect to the subject matter hereof, and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related to the subject matter hereof in any way.
10.    Counterparts. This Amendment may be executed simultaneously in two (2) or more separate counterparts, any one (1) of which need not contain the signatures of more than one party, but each of which shall be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.
11.    Applicable Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of Delaware, and the parties agree to jurisdiction and venue therein.
[signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed this Amendment No. 3 to the Limited Liability Company Agreement of CONA Services LLC as of the date first written above.

THE COCA-COLA COMPANY

By:	/s/ Barry Simpson
	Name:	Barry Simpson
	Title:	Senior Vice President and
Chief Information and Integrated Services Officer

COCA-COLA BOTTLING COMPANY UNITED, INC.

By:	/s/ E. Eric Steadman
	Name:	E. Eric Steadman
	Title:	Vice President, Controller and
Chief Information Officer

COCA-COLA CONSOLIDATED, INC.

By:	/s/ Jeff Turney
	Name:	Jeff Turney
	Title:	Senior Vice President, Strategy & Business Transformation

SWIRE PACIFIC HOLDINGS INC. D/B/A SWIRE COCA-COLA USA

By:	/s/ James Sloan
	Name:	James Sloan
	Title:	Chief Financial Officer and
Corporate Secretary
[Signature Page to Amendment No. 3 to Limited Liability Company Agreement]

COCA-COLA BEVERAGES FLORIDA, LLC

By:	/s/ Deborah Pond
	Name:	Deborah Pond
	Title:	Senior Vice President and General Counsel

GREAT LAKES COCA-COLA DISTRIBUTION, L.L.C.

By:	/s/ Jeff Laschen
	Name:	Jeff Laschen
	Title:	Chief Executive Officer

REYES COCA-COLA BOTTLING, L.L.C.

By:	/s/ Bill O’Brien
	Name:	Bill O’Brien
	Title:	Chief Executive Officer

COCA-COLA CANADA BOTTLING LIMITED

By:	/s/ Gennady Ferenbok
	Name:	Gennady Ferenbok
	Title:	Secretary

HEARTLAND COCA-COLA BOTTLING CO.

By:	/s/ Shaun R. Byrd
	Name:	Shaun R. Byrd
	Title:	Chief Financial Officer
[Signature Page to Amendment No. 3 to Limited Liability Company Agreement]

COCA-COLA SOUTHWEST BEVERAGES LLC

By:	/s/ Jean Claude Tissot
	Name:	Jean Claude Tissot
	Title:	President

COCA-COLA BOTTLING COMPANY OF NORTHERN NEW ENGLAND, INC.

By:	/s/ Paul Herring
	Name:	Paul Herring
	Title:	Senior Director, CONA & Business Processes

ABARTA COCA-COLA BEVERAGES, LLC

By:	/s/ William F. Holtz
	Name:	William F. Holtz
	Title:	Chief Financial Officer & Treasurer

LIBERTY COCA-COLA BEVERAGES LLC

By:	/s/ Sheri B. Preston
	Name:	Sheri B. Preston
	Title:	Chief Financial Officer

[Signature Page to Amendment No. 3 to Limited Liability Company Agreement]